UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	0-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Forrer Street,

Cincinnati, OH 45209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Sixth Amendment to Credit Agreement

On May 1, 2009, CECO Environmental Corp. (the “Company”) entered into a Sixth Amendment to Credit Agreement (“Amendment”) effective as of March 31, 2009. The Amendment was entered into among the Company, CECO Group, Inc, CECO Filters, Inc., New Busch Co., Inc., The Kirk & Blum Manufacturing Company, Kbd/Technic, Inc., CECOaire, Inc., CECO Abatement Systems, Inc., H.M. White, Inc., Effox Inc., GMD Environmental Technologies, Inc., FKI, LLC, CECO Mexico Holdings LLC, Fisher-Klosterman, Inc., and AVC, Inc. (all of which are direct or indirect subsidiaries of the Company and collectively with the Company, the “Borrowers”) and Fifth Third Bank, an Ohio banking corporation (“Lender”). The Amendment amends the Credit Agreement entered into December 29, 2007 with Lender and certain Borrowers, as amended by the First Amendment to Credit Agreement dated as of June 8, 2006, the Second Amendment to Credit Agreement dated as of February 28, 2007, the Third Amendment to Credit Agreement dated as of February 29, 2008, the Fourth Amendment to Credit Agreement dated as of August 1, 2008, and the Fifth Amendment to Credit Agreement dated as of December 31, 2008 (as amended, the “Credit Agreement”).

The Amendment amends the Credit Agreement to (i) extend the termination date of the line of credit from January 31, 2010 to April 1, 2011; (ii) make certain changes to the interest rates applicable to the obligations under the Credit Agreement, including the implementation of a daily reset, one-month LIBOR-based rate and the unavailability of a prime-based rate except in certain circumstances, which results in an increase of the borrowing rates by one percent; (iii) consent to a one-time payment of principal on the Subordinated Convertible Promissory Note of Icarus Investment Corp., an Ontario corporation (“Icarus”), in an amount not to exceed $3,000,000, and consent to an extension fee of CAD $38,220 payable to Icarus, and (iv) to make certain other additional changes.

In connection with the Amendment, CECO Filters, Inc., New Busch Co., Inc., The Kirk & Blum Manufacturing Company, Kbd/Technic, Inc., CECOaire, Inc., CECO Abatement Systems, Inc., H.M. White, Inc., Effox Inc., GMD Environmental Technologies, Inc. and Fisher-Klosterman, Inc. entered into a Fourth Amended and Restated Revolving Credit Promissory Note effective March 31, 2009 (“Revolving Note”) and an Amended and Restated Term Promissory Note effective March 31, 2009 (“Term Loan C Note”) to reflect the extended maturity date and the interest rate modifications.

Second Amendment to Subordinated Convertible Promissory Note

On May 1, 2009, the Company entered into a Second Amendment to Subordinated Convertible Promissory Note with Icarus (the “Second Amendment”), which amends the Subordinated Convertible Promissory Note dated August 14, 2008, as amended by the First Amendment to Subordinated Convertible Promissory Note dated February 13, 2009 (collectively, the “SubDebt Note”). The Second Amendment extends the maturity date of the SubDebt Note to October 1, 2011 from July 1, 2010. The Company paid a fee of CAD $38,220 for the extension.

The descriptions set forth herein of the terms and conditions of the Amendment, the Revolving Note and the Term Loan C Note are qualified in their entirety by reference to the full text of the Amendment, the Revolving Note and the Term Loan C Note, which are filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference into this Item 1.01 and Item 2.03.

Item 2.02.	Results of Operations and Financial Condition

On May 7, 2009, CECO Environmental Corp. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2009. A copy of the press release is furnished as Exhibit 99.1. to this report and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this current report on Form 8-K under the heading, “Sixth Amendment to Credit Agreement” and “Second Amendment to Subordinated Convertible Promissory Note” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Sixth Amendment to Credit Agreement dated May 1, 2009, effective date March 31, 2009

Exhibit 10.2	Fourth Amended and Restated Revolving Credit Promissory Note, effective date March 31, 2009

Exhibit 10.3	Amended and Restated Term Promissory Note, effective date March 31, 2009

Exhibit 99.1	Press Release dated May 7, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: May 7, 2009	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President—Finance and Administration

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